Exhibit 10.4

Execution Version

SECOND LIEN SECURITY AGREEMENT

dated as of November 7, 2017

among

99 CENTS ONLY STORES LLC,
as the Borrower,

NUMBER HOLDINGS, INC.
as Holdings,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

SCHEDULES

Schedule I	—	Subsidiary Guarantors
Schedule II	—	Pledged Equity; Pledged Debt
Schedule III	—	Commercial Tort Claims
Schedule IV	—	UCC Filing Offices

EXHIBITS

Exhibit I	—	Form of Security Agreement Supplement
Exhibit II	—	Form of Perfection Certificate
Exhibit III	—	Form of Trademark Security Agreement
Exhibit IV	—	Form of Patent Security Agreement
Exhibit V	—	Form of Copyright Security Agreement

iii

This SECOND LIEN SECURITY AGREEMENT, dated as of November 7, 2017 (this “Agreement”), among 99 CENTS ONLY STORES LLC, a California limited liability company (the “Borrower”), NUMBER HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiary Guarantors set forth on Schedule I hereto and Wilmington Trust, National Association, as Collateral Agent for the Secured Parties.

Reference is made to the Second Lien Credit Agreement, dated as of November 7, 2017 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders party thereto from time to time, and Wilmington Trust, National Association, as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties.

The Lenders have agreed to extend credit to the Borrower on the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders to extend such agreements relating to credit are conditioned upon, among other things, the execution and delivery of this Agreement by each Grantor (as defined below).  The Grantors are affiliates of one another, will derive substantial direct and indirect benefits from the extensions of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  The Intercreditor Agreement governs the relative rights and priorities of the Term Secured Parties and the ABL Secured Parties (as defined below) in respect of the Term Priority Collateral (as defined below) and the ABL Priority Collateral (as defined below) (and with respect to certain other matters as described therein), and the First Lien/Second Lien Intercreditor Agreement governs the relative rights and priorities of the Secured Parties and the First Lien Secured Parties (as defined below) (and with respect to certain other matters as described therein).  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01                             Credit Agreement.

(a)                                 Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)                                 Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.

(c)                                  The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02                             Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” has the meaning assigned that term in the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“ABL Secured Parties” has the meaning assigned that term in the Intercreditor Agreement.

“Accommodation Payment” has the meaning assigned to such term in Article VII.

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 4.02(f).

“Agreement” has the meaning assigned to such term in the introductory paragraph hereto.

“Allocable Amount” has the meaning assigned to such term in Article VII.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event of Default” means any Event of Default under Section 10.1(f) of the Credit Agreement.

“Blue Sky Laws” has the meaning assigned to such term in Section 6.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Company” has the meaning assigned to such term in the preliminary statement hereto.

“Copyright License” means any written agreement, now or hereafter in effect, naming any Grantor as licensor and granting any right to any third party under any Copyright now or hereafter owned by such Grantor or that such Grantor otherwise has the right to license, or naming any Grantor as licensee and granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by or assigned to any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 7(c) to the

Perfection Certificate and all:  (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of ABL Obligations” has the meaning assigned that term in the Intercreditor Agreement.

“Discharge of First Lien Obligations” has the meaning assigned to the term “Discharge of Senior Obligations” as defined in the First Lien/Second Lien Intercreditor Agreement.

“Discharge of Secured Obligations” means the time at which all the Secured Obligations (other than contingent indemnification and reimbursement obligations as to which no claim has been asserted by the Person entitled thereto) have been paid in full in cash and all Commitments have been terminated.

“Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“Effective Date Grantor” has the meaning assigned to such term in Section 2.02 of this Agreement.

“Equipment” shall mean (x) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01 of this Agreement.

“Excluded Property” has the meaning assigned to such term in Section 3.01 of this Agreement.

“Excluded Securities” means (i) Pledged Securities and Pledged Debt, in each case, that is promptly deposited into an investment or securities account, (ii) checks received in the ordinary course of business, (iii) Pledged Securities issued in connection with the extension of trade credit by such Grantor, and (iv) any uncertificated securities, but only for so long as such Securities remain uncertificated.

“First Lien Agent” has the meaning assigned to the term “Administrative Agent” as defined in the First Lien/Second Lien Intercreditor Agreement.

“First Lien Documentation” has the meaning assigned to the term “Senior Debt Documents” as defined in the First Lien/Second Lien Intercreditor Agreement.

“First Lien Secured Parties” has the meaning assigned to the term “Credit Agreement Secured Parties” as defined in the First Lien/Second Lien Intercreditor Agreement.

“General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), rights to the payment of money, rights to the payment of insurance claims, rights to the payment of proceeds, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.

“Grantor” means the Borrower and each Guarantor.

“Holdings” has the meaning assigned to such term in the preliminary statement hereto.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by any Grantor, including Patents, Copyrights, Licenses, Trademarks, Domain Names and Trade Secrets.

“Intellectual Property Security Agreement” means an agreement providing for a grant of a Security Interest in certain IP Collateral in the form of Exhibit III, IV or V attached hereto.

“IP Collateral” means the Collateral consisting of Intellectual Property.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement granting rights under Intellectual Property to which any Grantor is a party.

“Notes Documentation” means any documentation governing the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof.

“Patent License” means any written agreement, now or hereafter in effect, naming any Grantor as licensor and granting to any third party any right to develop, commercialize, import, make, have made, offer for sale, use or sell any invention on which a Patent, now or hereafter owned by such Grantor, or that such Grantor otherwise has the right to license, is in existence, or naming any Grantor as licensee and granting to such Grantor any such right with respect to any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of such Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 7(a) to the Perfection Certificate, and (b) all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect to any of the foregoing including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other Securities or instruments now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Securities Act” has the meaning assigned to such term in Section 6.01.

“Security” means a “security” as such term is defined in Article 8 of the UCC and, in any event, shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Term Priority Collateral” has the meaning assigned that term in the Intercreditor Agreement.

“Term Secured Parties” has the meaning assigned that term in the Intercreditor Agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license to a third party, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, the goodwill of the business symbolized thereby or associated therewith, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 7(b) to the Perfection Certificate, (b) all rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (c) all extensions and renewals thereof and amendments thereto, (d) all income, fees, royalties, damages and payments now and hereafter due and/or payable with respect to any of the foregoing, including damages, claims and payments for past, present or future infringements thereof, (e) all rights corresponding thereto throughout the world and (f) all rights to sue for past, present and future infringements or dilutions thereof or other injuries thereto.

“Trade Secrets” means all of the following now owned or hereafter acquired by any Grantor: confidential proprietary technical or business information, know how, data information, software, databases, and all other proprietary information and all embodiments thereof and related documentation, and books and records describing or used in connection with any of the foregoing.

“UFCA” has the meaning assigned to such term in Article VII.

“UFTA” has the meaning assigned to such term in Article VII.

ARTICLE II

Pledge of Securities

Section 2.01                             Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under

(a) (i) all Equity Interests held by it on the date hereof (including those Equity Interests listed on Schedule II) and (ii) any other Equity Interests obtained in the future by such Grantor and, in each case, the certificates representing all such Equity Interests (the foregoing clauses (i) and (ii) collectively, the “Pledged Equity”), in each case including all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity and all warrants, rights or options issued thereon or with respect thereto; provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding Equity Interests of (x) each Foreign Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor and (y) each Domestic Subsidiary that is directly owned by the Borrower or by any Subsidiary Guarantor and that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of Equity Interests in one or more Foreign Subsidiaries, (B) any Equity Interest of any Person (other than a Wholly-Owned Subsidiary that is directly owned by the Borrower or any Subsidiary Guarantor, excluding any Equity Interests of any Unrestricted Subsidiary), to the extent restricted or not permitted by the terms of such Person’s organizational documents or other agreements (other than the Shareholders Agreement) with holders of such Equity Interests (so long as such prohibition did not arise as part of the acquisition or formation of such Person and other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, (C) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Law (other than to the extent such prohibition would be rendered ineffective under the UCC or any other applicable Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, (D) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder would result in (1) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) or (2) material adverse regulatory consequences, in each case as reasonably determined by the Borrower and with the consent of the Administrative Agent (acting at the direction, or with the consent, of the Requisite Lenders), (E) any Equity Interest that the Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost, difficulty, burden or consequences of pledging such Equity Interest hereunder being excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby and (F) any Equity Interest in an Excluded Subsidiary (any Equity Interests excluded pursuant to clauses (A) through (F) above, the “Excluded Equity Interests”); (b)(i) the promissory notes and any instruments evidencing indebtedness owned by it (including those listed opposite the name of such Grantor on Schedule II) and (ii) any promissory notes and instruments evidencing indebtedness obtained in the future by such Grantor (the foregoing clauses (i) and (ii) collectively, the “Pledged Debt”), in each case including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged Debt (except to the extent otherwise excluded from the Collateral pursuant to this Agreement); (c) all other property that may be delivered to and held by the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) pursuant to the terms of this Section 2.01 (except to the extent otherwise excluded from the Collateral pursuant to this Agreement); (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, and all Proceeds and securities entitlements received in respect of, the securities or other property referred to in clauses (a), (b), and (c) above; and (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a) and (b) above (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 2.02                             Delivery of the Pledged Collateral.

(a)                                 Subject to Section 2.02(d), on the Effective Date (in the case of any Grantor that grants a Lien on any of its assets hereunder on the Effective Date (each an “Effective Date Grantor”)) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), each Grantor shall deliver or cause to be delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), for the benefit of the applicable Secured Parties, any and all Pledged Securities; provided that promissory notes and instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02.  Thereafter, whenever such Grantor acquires any other Pledged Security, such Grantor shall promptly deliver or cause to be delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) such Pledged Security as Collateral; provided that, if Section 8.11(a) of the Credit Agreement is applicable to such Grantor, such Grantor shall deliver or cause to be delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) such Pledged Security as Collateral to the extent and within the time frames required under Section 8.11 of the Credit Agreement; provided further that, notwithstanding the foregoing, promissory notes and instruments evidencing Indebtedness shall only be so required to be delivered to the extent required pursuant to paragraph (b) of this Section 2.02.

(b)                                 As promptly as practicable (and in any event within thirty (30) days after receipt by Grantor (or such longer period as the Administrative Agent may agree (acting at the direction, or with the consent, of the Requisite Lenders, provided in their reasonable discretion)), each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $3,000,000 owed to such Grantor by any Person (other than a Loan Party) to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), for the benefit of the Secured Parties, pursuant to the terms hereof; provided that such delivery shall not be required with respect to Excluded Securities.

(c)                                  Upon delivery to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), (i) any certificate or promissory note representing Pledged Collateral shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly-executed in blank reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request in connection with the preservation of its security interest therein and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by such instruments and documents as the Collateral Agent may reasonably request.  At the time of delivery of financial statements as required by Section 7.1(a) or 7.1(b) of the Credit Agreement, the Grantors  shall deliver a schedule describing the additional Pledged Securities pledged hereunder since the date of the last schedule delivered in accordance herewith, which schedule shall be deemed to supplement Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

(d)                                 Notwithstanding the foregoing, to the extent that any Effective Date Grantor does not or cannot deliver any Pledged Collateral (other than Pledged Collateral consisting of the Equity Interests of the Borrower or any wholly-owned Domestic Subsidiary of the Borrower) on the Effective Date, after the use of commercially reasonable efforts to do so or without undue cost, difficulty, burden or consequence, such Effective Date Grantor shall not be required to deliver such Pledged Collateral until the date that is ninety (90) days after the Effective Date (or such longer period as (i) the Borrower, (ii) the ABL Agent, (iii) the First Lien Agent and (iv) the Administrative Agent (acting at the direction, or with the consent, of the Requisite Lenders) mutually agree in good faith).

(e)                                  The collateral assignment, pledge and security interest granted in Section 2.01  are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Pledged Collateral.

Section 2.03                             Representations, Warranties and Covenants.  Each Grantor, jointly and severally, represents, warrants and covenants, as to itself and the other Grantors, to the Collateral Agent, for the benefit of the Secured Parties, that:

(a)                                 Schedule II sets forth, as of the Effective Date and as of each date on which a supplement to Schedule II is delivered pursuant to Section 2.02(c), a true and correct list of (i) all the issued and outstanding units of each class of the Equity Interests that constitutes Pledged Equity directly owned beneficially, or of record, by such Grantor specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Pledged Equity and (ii) all the Pledged Debt owned by such Grantor (other than checks to be deposited in the ordinary course of business), including all promissory notes and instruments required to be pledged hereunder, in each case, other than Excluded Securities (without giving effect to clause (iv) thereof);

(b)                                 the Pledged Equity issued by such Grantor or any of its respective Subsidiaries and the Pledged Debt issued by such Grantor or any of its respective Subsidiaries have been duly and validly authorized and issued by such Grantor or such Subsidiary, as the case may be, and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests or other Equity Interests of entities other than corporations which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), are fully paid and nonassessable and (ii) in the case of such Pledged Debt issued by such Grantor or any of its respective Subsidiaries, are legal, valid and binding obligations of such Grantor or such Subsidiary, as the case may be, subject to applicable Debtor Relief Laws and general principles of equity;

(c)                                  Such Grantor (i) holds the Pledged Securities indicated on Schedule II (as supplemented from time to time as and to the extent required pursuant to Section 2.02(c) hereof) as owned by such Grantor free and clear of all Liens, other than (A) Liens created by the Collateral Documents, subject to the Intercreditor Agreement, the ABL Facility Documentation,, subject to the First Lien/Second Lien Intercreditor Agreement, the First Lien Documentation, and, subject to the Notes Intercreditor Agreement, the Notes Documentation and (B) other Liens permitted pursuant to Section 9.1 of the Credit Agreement, (ii) except as permitted under the Credit Agreement, will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents, subject to the Intercreditor Agreement, the ABL Facility Documentation, subject to the First Lien/Second Lien Intercreditor Agreement, the First Lien Documentation and, subject to the Notes Intercreditor Agreement, the Notes Documentation and (B) other Liens permitted pursuant to Section 9.1 of the Credit Agreement, and (iii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever (other than the holder of a Lien permitted pursuant to Section 9.1 of the Credit Agreement, any Secured Party, any “Secured Party” (as defined in the ABL Credit Agreement) or any “Secured Party” (as defined in the First Lien Credit Agreement));

(d)                                 except for (i) restrictions and limitations imposed by the Loan Documents, the ABL Facility Documentation, the First Lien Documentation, the Notes Documentation or securities laws generally or by Liens permitted pursuant to Section 9.1 of the Credit Agreement, (ii) restrictions and limitations permitted under Section 9.9 of the Credit Agreement and (iii) in the case of Pledged Equity of Persons that are not Subsidiaries (other than Excluded Subsidiaries), transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, the Pledged Equity is and will continue to be freely transferable and assignable, and none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law or other organizational document provisions or contractual restriction of any nature (other than Liens permitted under Section 9.1 of the Credit Agreement) that would prohibit, impair, delay or otherwise affect, in each case, in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e)                                  such Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner done pursuant to Section 2.01 or required hereby;

(f)                                   no consent or approval of any Governmental Authority, any securities exchange or any other Person is necessary to the validity and perfection of the pledge of such Grantor in the Pledged Collateral effected pursuant to Section 2.01 (other than such as have been obtained and are in full force and effect);

(g)                                  by virtue of the execution and delivery by such Grantor of this Agreement, when any Pledged Securities of such Grantor constituting “certificated securities” (within the meaning of Section 8-102(a)(4) of the New York UCC) are delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) in accordance with this Agreement together with undated powers or instruments of transfer duly endorsed in blank by an effective endorsement, in each case in the State of New York, the Collateral Agent will (i) for so long as such Pledged Securities and undated power or instruments of transfer are held by the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) in the State of New York, obtain a legal, valid and perfected lien upon and security interest (subject, as to priority, only to any nonconsensual Liens permitted pursuant to Section 9.1 of the Credit Agreement and to lien subordination as set forth in the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement) in such Pledged Securities as security for the payment and performance of the Secured Obligations, (ii) have Control pursuant to Section 8-106(a) or (b), as applicable, under the New York UCC of such Pledged Securities to the extent constituting certificated securities in registered or bearer form, and (iii) assuming that neither the Collateral Agent nor any of the Secured Parties have “notice of an adverse claim” (as defined in Section 8-105 of the UCC) with respect to such Pledged Securities at the time such Pledged Securities are delivered to the Collateral Agent, be a protected purchaser (within the meaning of Section 8-303 of the UCC) thereof; and

(h)                                 subject to the terms of this Agreement and to the extent permitted by applicable Law, such Grantor hereby agrees that upon the occurrence and during the continuation of an Event of Default, it will comply with instructions of the Collateral Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Pledged Equity.

Section 2.04                             Certification of Limited Liability Company and Limited Partnership Interests.  Each Grantor acknowledges and agrees that, to the extent any interest in any corporation, limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be represented by a certificate.  Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, pursuant to the terms hereof.

Section 2.05                             Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Borrower written notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (acting at the direction, or with the consent, of the Requisite Lenders, in their sole and absolute discretion) to cause each of the Pledged Securities to be transferred of record into the name of the Collateral Agent and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.  Each Grantor will promptly give to the Collateral Agent copies of any notices material to the interests of the Lenders received by it with respect to Pledged Securities registered in the name of such Grantor.  Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 2.05.

Section 2.06                             Voting Rights; Dividends and Interest.  (a)              Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Borrower that the rights of such Grantor under this Section 2.06 are being suspended:

(i)                           Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with or not expressly prohibited by the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document to which any Grantor is a party or the ability of the Secured Parties to exercise the same.

(ii)                        The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as any Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction, or with the consent, of the Requisite Lenders).

(iii)                     Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are not expressly prohibited by, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be forthwith delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).  So long as no Event of

Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor (at the expense of such Grantor) any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.

(b)                                 Upon the occurrence and during the continuance of any Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of such Grantor under Section 2.06(a), then all rights of such Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) upon demand in the same form as so received (with any necessary stock or note powers or other instruments of transfer reasonably requested by the Collateral Agent).  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02.  After all Events of Default have been cured or waived in accordance with the Credit Agreement and the Borrower shall have delivered to the Collateral Agent a certificate to such effect (solely with respect to any Events of Default that have been cured and then only to the extent that the cure of any such Event of Default is not conditioned on the approval or satisfaction of the Collateral Agent or any other Person, as to which the parties acknowledge the Borrower is not in a position to make such certification) the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of any such Event of Default and that remain in such account, and such Grantor’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Borrower of the suspension of the rights of such Grantor under Section 2.06(a), then all rights of such Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become, subject to the rights of the ABL Agent under the Intercreditor Agreement and the First Lien Agent under the First Lien/Second Lien Intercreditor Agreement, vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Requisite Lenders, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived in accordance with the Credit Agreement and the Borrower shall have delivered to the Collateral Agent a certificate to such effect (solely with respect to any Events of Default that have been cured and then only to the extent that the cure of any such Event of Default is not conditioned on the approval or satisfaction of the Collateral Agent or any other Person, as to which the parties acknowledge the Borrower is not in a position to make such certification), each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall automatically be reinstated.

(d)                                 Any notice given by the Collateral Agent to the Borrower suspending the rights of such Grantor under this Section 2.06, (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under Sections 2.06(a)(i) or (iii) in part without suspending all such rights (as specified by the Collateral Agent in writing) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.  Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Sections in order to exercise any of its rights described in such Sections, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence and during the continuance of such Bankruptcy Event of Default.

Section 2.07                             Collateral Agent Not a Partner or Limited Liability Company Member.  Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership.  The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III

Security Interests in Personal Property

Section 3.01                             Security Interest.

(a)                                 As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all of such Grantor’s right, title and interest in, to or under any and all of the following assets and properties, whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)                           all Accounts;

(ii)                        all chattel paper;

(iii)                     all Documents;

(iv)                    all Equipment;

(v)                       all General Intangibles;

(vi)                    all instruments;

(vii)                 all Inventory;

(viii)              all investment property:

(ix)                    all books and records pertaining to the Article 9 Collateral;

(x)                       all goods and fixtures;

(xi)                    all money, cash, and Cash Equivalents

(xii)                 all letter-of-credit rights;

(xiii)              all commercial tort claims described on Schedule III from time to time;

(xiv)             all Deposit Accounts and all cash, money, Securities and other investments deposited therein;

(xv)                all supporting obligations;

(xvi)             all security entitlements in any or all of the foregoing;

(xvii)          all Intellectual Property and Licenses; and

(xviii)       to the extent not otherwise included in clauses (i) through (xvii) of this Section 3.01(a), all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that “Collateral” shall not include any of the following assets or property, each being an “Excluded Property”:  (i) any “intent to use” trademark application or intent-to-use service mark application, solely during the period in which the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Grantor’s right, title or interest in, such intent-to-use trademark application or intent-to-use service mark application or any Trademark issued as a result of such use trademark application or intent-to-use service mark application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral; (ii) the Excluded Equity Interests; (iii) any asset or property with respect to which the Administrative Agent and the Borrower reasonably agree in writing that any of the cost, difficulty, burden or consequences (including adverse tax consequences) of obtaining a security interest therein are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (iv) any asset or property securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred under the Credit Agreement, to the extent that the terms of the agreements relating to such Lien would violate or invalidate such purchase money obligation or Capitalized Lease Obligation or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Borrower or any Grantor), except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable Law or principle of equity (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral); (v) any asset or property, if a security interest therein is prohibited by applicable Law, rule or regulation (including any requirement to obtain the consent of any Governmental Authority) other than to the extent such prohibition is rendered ineffective under the UCC or other applicable Law notwithstanding such prohibition; (vi) any rights of a Grantor arising under or evidenced by any contract, lease, instrument, license or agreement (other than the Shareholders Agreement) to the extent the security interest therein are prohibited or restricted by, or would violate or invalidate such contract, lease, instrument, license or other agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than the Borrower or any Grantor), except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable Law or principle of equity (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral); (vii) any governmental license or state or local franchise, charter or authorization, to the extent a security interest therein is prohibited or restricted thereby, except to the extent such prohibition or restriction is deemed ineffective under the UCC or other applicable Law or principal of equity (except that Proceeds thereof, as and to the extent the assignment of which is expressly deemed effective under the UCC, notwithstanding such prohibition shall constitute Collateral); (viii) any asset or property to the extent a security interest therein would result in (a) material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar Law or regulation in any applicable jurisdiction) or (b) material adverse regulatory consequences, in each case as reasonably determined by the Borrower with the consent of the Administrative Agent (acting at the direction, or with the consent, of the Requisite Lenders); (ix)(a) payroll and other employee wage and benefit accounts, (b) tax accounts, including, without limitation, sales tax accounts, (c) escrow accounts and (d) fiduciary or trust accounts, and, in the case of clauses (a) through (d), the funds or other property held in or maintained in any such account; (x) motor vehicles and other assets subject to certificates of title; and (xi) any commercial tort claim with a value not in excess of $3,000,000.  Each Grantor shall, if reasonably requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral described in clause (vi) above which the Collateral Agent reasonably determines (acting at the direction, or with the consent, of the Requisite Lenders) to be material, with such commercially reasonable efforts to be maintained for a time period determined by the Collateral Agent (acting at the direction, or with the consent, of the Requisite Lenders) (it being agreed that commercially reasonable efforts shall not require the payment of any monetary or other consideration).

(b)                                 Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements or continuation statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent or the Collateral Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement including indicating the Collateral as all assets or all personal property of such Grantor or words of similar effect and (ii) contain the information required by Article 9 of the UCC, of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Collateral Agent promptly upon receipt by such Grantor of written request therefor from the Collateral Agent.  Notwithstanding the foregoing, with respect to fixtures, the Collateral Agent shall only file financing statements in the jurisdiction of organization of a Grantor, except in connection with a Mortgage in which case such fixture filing shall be filed in the office in which the related Mortgage is recorded.

(c)                                  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d)                                 On the Effective Date and otherwise in accordance with Section 4.02(g), each Grantor hereby further authorizes the Collateral Agent to file an Intellectual Property Security Agreement substantially in the form of Exhibit III, IV or V, as applicable, covering relevant IP Collateral consisting of Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) and registered Copyrights (and Copyrights for which registration applications are pending) with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable, and such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.

Section 3.02                             Representations and Warranties.  Each Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that:

(a)                                 Each Grantor has good and valid rights (not subject to any Liens other than Liens permitted by Section 9.1 of the Credit Agreement) and/or good or marketable title in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder (which rights and/or title, are in any event, sufficient under Section 9-203 of the UCC), and has all necessary power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained, (ii) perfection actions with respect to Article 9 Collateral and the Pledged Collateral and (iii) as may be

required under applicable Law in connection with a Disposition of Article 9 Collateral or Pledged Collateral, including Laws affecting the offering and sale of securities generally.

(b)                                 The Perfection Certificate delivered to the Collateral Agent on or prior to the Effective Date has been duly executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor and its jurisdiction of organization, taken as a whole, is correct and complete in all material respects as of the Effective Date.  The UCC financing statements (including fixture filings) prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate (assuming such financing statements accurately reflect the information set forth in the Perfection Certificate as to the applicable Grantor, and such other information as is required to be contained therein as to the secured party thereunder (and, in the case of Collateral consisting of commercial tort claims, sufficient information with respect thereto as is required under the UCC)) for filing in each governmental, municipal or other office specified in Schedule IV of this Agreement (or specified by notice from the applicable Grantor to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 8.11 of the Credit Agreement and the Collateral and Guarantee Requirement), and the filings required to be made pursuant to the last sentence of this Section 3.02(b) in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents and United States registered or pending intellectual property, are all the filings, recordings and registrations necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties, assuming the Secured Parties have validly appointed the Collateral Agent as their agent for such purpose) in respect of all Article 9 Collateral in which the Security Interest may be perfected by such filings, recordings or registrations.  Based on the Law as in effect on the Effective Date, no further or subsequent filing, refiling, recording, rerecording, registration or reregistration with respect to Article 9 Collateral of the types described in the preceding sentence is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements or, in the case of commercial tort claims, the filing of financing statements.  Each Grantor represents and warrants that, as of the Effective Date, Grants of Security Interest executed by the applicable Grantor in the form attached as Exhibit III, IV or V, as applicable, containing a description of all IP Collateral consisting of Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration applications are pending) or registered Copyrights (and Copyrights for which registration applications are pending), as applicable, have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder.

(c)                                  The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral (other than commercial tort claims with respect to which a UCC financing statement in appropriate form for filing and in sufficient detail has not been filed in the appropriate filing office) securing the payment and performance of the Secured Obligations (with respect to the Collateral consisting of Equity Interests of Foreign Subsidiaries, to the extent the enforceability of such Security Interest is governed by the UCC and does not require the taking of any perfection steps, including the filing of financing statements (or the equivalent thereof), in any jurisdiction outside of the United States), subject to the effects of Debtor Relief Laws and general equitable principles, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing a financing statement in the United States (or any political subdivision thereof) pursuant to the UCC and (iii) a security interest that shall be perfected in all Article 9 Collateral (other than with respect to any Copyright that is not material to the business of the Grantors, taken as a whole) in which a security interest may be perfected upon the due recording of the relevant Grants of Security Interest with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three (3) month period (commencing as of the date hereof) pursuant to 35 U.S.C.  § 261 or 15 U.S.C.  § 1060 or the one (1) month period (commencing as of the date hereof) pursuant to 17 U.S.C.  § 205.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsensual Lien that is permitted pursuant to Section 9.1 of the Credit Agreement and has priority as a matter of Law and (ii) any other Lien that is permitted pursuant to Section 9.1 of the Credit Agreement and which, in the case of Liens permitted pursuant to Section 9.1(v) of the Credit Agreement, are subject at all times to the Intercreditor Agreement, in the case of Liens permitted pursuant to Section 9.1(a)(ii) of the Credit Agreement, are subject at all times to the First Lien/Second Lien Intercreditor Agreement and, in the case of Liens permitted pursuant to Section 9.1(a)(iii) of the Credit Agreement, are subject at all times to the Notes Intercreditor Agreement.

(d)                                 None of the Grantors has filed or consented to the filing, in each case, to the extent constituting Liens, of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, in the case of each of clauses (i), (ii) and (iii) above, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 9.1 of the Credit Agreement (or documentation, instruments, filings, registrations or recordations governing or evidencing any such Lien);

(e)                                  Notwithstanding anything to the contrary in any Loan Document:

(i)                           no Grantor shall be required to perfect the Security Interests granted by this Agreement or the pledges, collateral assignments or grants of security interests pursuant to Article II or Article III of this Agreement by any means other than by (A) filings in the United States pursuant to the UCC in the office of the secretary of state (or equivalent filing office) of the relevant State(s), (B) solely with respect to any properties subject to any Mortgages on Material Real Property, fixture filings pursuant to the UCC in the applicable county filing office of the relevant State(s) in which such Material Real Property is located, (C) the recording of required Mortgages on Material Real Property in the applicable county offices referred to in the foregoing clause (B), (D) filings in the United States Patent and Trademark Office and the United States Copyright Office with respect to IP Collateral consisting of Patents (and Patents for which applications are pending), registered Trademarks (and Trademarks for which registration is pending) or registered Copyrights (and Copyrights for which registration applications are pending), (E) delivery to the Collateral Agent of certificated securities, to the extent delivery thereof is expressly required by the terms of this Agreement or any other Loan Document and (F) execution and delivery by the applicable Grantor of Deposit Account Control Agreements to the extent required by the terms of this Agreement or any other Loan Document; provided that, notwithstanding anything to the contrary herein or in any other Loan Document, no Grantor shall be required to execute or deliver any Deposit Account Control Agreements or Securities Account Control Agreements with respect to any Other Accounts (as defined in the ABL Facility Credit Agreement), except to the extent required under Section 8.12(a)(i) of the ABL Facility Credit Agreement;

(ii)                        any representations, warranties, covenants or other statements in this Agreement or any other Collateral Documents as to the perfection of any pledge, security interest or other Lien in or on any Collateral (as defined in the Credit Agreement), or as to the effect or non-effect of any perfection step, shall be deemed to be limited solely as to perfection effected by the perfection steps referred to in the preceding clause (i);

(iii)                     no Grantor shall be required to enter into any security agreement or any other pledge or collateral documents governed or purported to be governed by foreign Law or required to be filed, recorded or registered in any jurisdiction outside the United States; and

(iv)                    without limiting the generality of the foregoing, no Grantor shall be deemed to give any representation, warranty or covenant or make any statement in any Collateral Document as to the perfection of any pledge, security interest or Lien in or on any Collateral (as defined in the Credit Agreement) by Control except as provided in Sections 2.03(g)(ii), 2.04, 3.02(e)(i) and 3.04(b) of this Agreement, and pursuant to any Deposit Account Control Agreement.

(f)                                   Subject to Section 3.04(b) and Article VI hereof, it is understood and agreed that the Security Interests in cash and Cash Equivalents created hereunder shall not prevent the Grantors from knowingly using such assets in the ordinary course of their respective businesses.

(g)                                  All commercial tort claims of each Grantor where the amount of the damages claimed in respect of any such commercial tort claim by such Grantor is in excess of $3,000,000 in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule III hereto.

(h)                                 Except as could not reasonably be expected to have a Material Adverse Effect, with respect to the IP Collateral:

(i)                           such Grantor is the owner of all right, title and interest in and to, the IP Collateral or has the right or license to use the IP Collateral subject only to the terms of the Licenses;

(ii)                        the operation of such Grantor’s business as currently conducted and the use of the IP Collateral by such Grantor in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party;

(iii)                     the IP Collateral set forth on the Perfection Certificate includes all of the IP Collateral consisting of U.S. Patents (and Patents for which applications are pending), U.S. registered Trademarks (and Trademarks for which registration is pending) and U.S. registered Copyrights (and Copyrights for which registration applications are pending) owned by such Grantor as of the date hereof;

(iv)                    the IP Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part, and to such Grantor’s knowledge, is valid and enforceable (within the meaning of Article 9 of the UCC), subject, in the case of any IP Collateral consisting of a License or other contractual obligations, to Debtor Relief Laws and equitable principles;

(v)                       such Grantor is not aware of any uses by such Grantor of any item of IP Collateral material to the business of the Grantors, taken as a whole, that could reasonably be expected to lead to such item becoming invalid or unenforceable;

(vi)                    no claim, action, suit, investigation, litigation or proceeding has been asserted in a writing delivered to such Grantor or is pending or threatened in a writing delivered to such Grantor against such Grantor  (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the IP Collateral, (B) alleging that the Grantor’s rights in or use of the IP Collateral or that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that the IP Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement;

(vii)                 to such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates any material IP Collateral or the Grantor’s rights in or use thereof;

(viii)              the consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the IP Collateral;

(ix)                    with respect to each License constituting IP Collateral: (A) such License is valid and binding on such Grantor, subject to Debtor Relief Laws and equitable principles, and in full force and effect; (B) such Grantor has not received any written notice of termination or cancellation under such License; (C) such Grantor has not received any written notice that has not been rescinded or withdrawn of a breach or default under such License; and (D) neither such Grantor nor, to such Grantor’s knowledge, any other party to such License is in breach of default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License; and

(x)                       to such Grantor’s knowledge, (A) none of the material trade secrets of such Grantor constituting IP Collateral has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than any Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any material trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any material term of any employment agreement, non-disclosure agreement, assignment or inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s material IP Collateral.

Notwithstanding the foregoing, nothing in this Agreement (including Article IV) shall (i) prohibit the acquisition or Disposition of any Intellectual Property or IP Collateral permitted (or required) to be acquired or Disposed of pursuant to the Credit Agreement, (ii) require the acquisition or disposition of any Intellectual Property or IP Collateral prohibited from being acquired or Disposed of pursuant to the Credit Agreement, or (iii) prohibit the license granted pursuant to Section 4.01.

Section 3.03                             Covenants.

(a)                                 The Borrower agrees to promptly (and in any event within thirty (30) calendar days of such event, or such later date as the Collateral Agent may agree (acting at the direction, or with the consent, of the Requisite Lenders)) notify the Collateral Agent of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the location of any Grantor under the UCC or (v) in the organizational identification number of any Grantor.  In addition, if any Grantor does not have an organizational identification number on the Effective Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent (acting at the direction, or with the consent, of the Requisite Lenders) to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect (it being acknowledged that no such actions shall be required to be taken in any jurisdiction in which such organization identification number is not required, under the applicable UCC, to be set forth on a financing statement).  The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings, publications and registrations (other than those not required to be made under Section 3.02(e)(i)), have been made (or will be made in a timely fashion) under the UCC or other applicable Law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest to the extent required under the Loan Documents, including Section 3.02(e)(i) hereof (subject, as to priority, only to (i) any nonconsensual Lien that is permitted pursuant to Section 9.1 of the Credit Agreement and has priority as a matter of Law and (ii) any other Lien that is permitted pursuant to Section 9.1 of the Credit Agreement and has priority as a matter of Law and which, in the case of Liens permitted pursuant to Section 9.1(v) of the Credit Agreement, is subject at all times to the Intercreditor Agreement, in the case of Liens permitted pursuant to Section 9.1(a)(ii) of the Credit Agreement, are subject at all times to the First Lien/Second Lien Intercreditor Agreement and, in the case of Liens permitted pursuant to Section 9.1(a)(iii) of the Credit Agreement, are subject at all times to the Notes Intercreditor Agreement) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

(b)                                 Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the business, and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 9.1 of the Credit Agreement.

(c)                                  At the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 7.1(a) of the Credit Agreement and delivery of the related Compliance Certificate, the Borrower shall deliver to the Collateral Agent a certificate executed by a Responsible Officer of the Borrower setting forth a listing of (i) any new Material Real Property owned by any Loan Party that has been acquired since the last such certificate (or since the Effective Date, in the case of the first such certificate delivered after the Effective Date), (ii) any United States Patents (and Patents for which applications are pending), United States registered Trademarks (and Trademarks for which registration is pending) and United States registered Copyrights (and Copyrights for which registration applications are pending) acquired, created, developed, or exclusively licensed by any Loan Party since the most recent list delivered pursuant to this Section 3.03(c), (or, in the case of the first such list so delivered, since the Effective Date) and (iii) any new Restricted Subsidiary since the date of the most recent list delivered pursuant to this Section 3.03(c), or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).

(d)                                 Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral (other than by a Loan Party) that equals or exceeds $3,000,000 shall be or become evidenced by any promissory note or instrument, such promissory note or instrument shall be promptly pledged and, subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, delivered to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection), for the benefit of the Secured Parties, in a manner reasonably satisfactory to the Collateral Agent (acting at the direction, or with the consent, of the Requisite Lenders).

(e)                                  At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 9.1 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within ten (10) days after demand for any payment made or any reasonable out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as (i) excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents to which such Grantor is a party, (ii) imposing on any Grantor any obligation with respect to the maintenance and preservation of the Article 9 Collateral not otherwise imposed by the Credit Agreement, or (iii) requiring any Grantor to obtain or maintain any insurance coverage not otherwise required to be obtained or maintained by any Grantor under the Credit Agreement.

(f)                                   If at any time any Grantor shall take a security interest in any property (which security interest does not otherwise constitute Excluded Property) of an Account Debtor or any other Person the value of which equals or exceeds $1,500,000 (determined on a per property basis) to secure payment and performance of an Account owed by, or related contracts providing for payments by the applicable Account Debtor or other Person, such Grantor shall promptly assign such security interest to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) for the benefit of the applicable Secured Parties.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g)                                  Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof.

(h)                                 Notwithstanding anything in this Agreement to the contrary other than the filing of a UCC financing statement, (i) no actions shall be required to perfect the security interest granted hereunder in letter-of-credit rights, (ii) no actions shall be required to perfect the security interest granted hereunder in motor vehicles and other assets subject to certificates of title and (iii) no Grantor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States or any State thereof.

Section 3.04                             Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense and subject to the Intercreditor Agreement and First Lien/Second Lien Intercreditor Agreement, to take the following actions with respect to the following Article 9 Collateral:

(a)                                 Instruments.  If any Grantor shall at any time hold or acquire any instruments constituting Collateral and evidencing an amount equal to or in excess of $3,000,000 (or, in the case of ABL Priority Collateral, $1,500,000) such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) for the benefit of the applicable Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(b)                                 Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities (other than Excluded Securities), such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) for the benefit of the applicable Secured Parties, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

(c)                                  Commercial Tort Claims.  If any Grantor shall at any time after the date of this Agreement acquire a commercial tort claim in an amount of $3,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof at the time of delivery of financial statements as required by Section 7.1(a) or 7.1(b) of the Credit Agreement in writing and at such time provide supplements to Schedule III describing the details thereof and shall grant to the Collateral Agent (or the First Lien Agent as the Collateral Agent’s bailee for perfection) a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

ARTICLE IV

Special Provisions Concerning IP Collateral

Section 4.01                             Grant of License to Use Intellectual Property.  Without limiting the provisions of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any IP Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the IP Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such IP Collateral may be terminated hereafter), and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided, however, that any such license granted by the Collateral Agent to a third party shall include reasonable and customary terms necessary to preserve the existence, validity and value of the affected IP Collateral, including without limitation, provisions requiring the continuing confidential handling of trade secrets, requiring the use of appropriate notices and prohibiting the use of false notices, protecting and maintaining the quality standards of the Trademarks in the manner set forth below (it being understood and agreed that, without limiting any other rights and remedies of the Collateral Agent under this Agreement, any other Loan Document or applicable Law, nothing in the foregoing license grant shall be construed as granting the Collateral Agent rights in and to such IP Collateral above and beyond (x) the rights to such IP Collateral that each Grantor has reserved for itself and (y) in the case of IP Collateral that is licensed to any such Grantor by a third party, the extent to which such Grantor has the right to grant a sublicense to such IP Collateral hereunder).

The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, after the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall immediately terminate at such time as the Collateral Agent is no longer lawfully entitled to exercise its rights and remedies under this Agreement and all rights that may be deemed to have vested in the Collateral Agent shall be and hereby are assigned, transferred and conveyed to the Grantors.  Nothing in this Section 4.01 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, with respect to such property or otherwise unreasonably prejudices the value thereof to the relevant Grantor.  In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply:  (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the benefit of the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation the actions and conduct described in Section 4.02 below.

Section 4.02                             Protection of Collateral Agent’s Security.

(a)                                 Except to the extent permitted by Section 4.02(h) below, and except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees to take, with respect to each registration or pending application of its IP Collateral for which such Grantor has standing to do so, at its expense, all reasonable steps in the U.S. Patent and Trademark Office and the U. S. Copyright Office to (i) maintain the validity and enforceability of any registered IP Collateral and maintain such IP Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such IP Collateral of such Grantor with the U.S. Patent and Trademark Office and the U.S. Copyright Office, including, without limitation, (A) the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, or (B) the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, in each case with the U.S. Patent and Trademark Office and the U.S Copyright Office.

(b)                                 Except to the extent permitted by Section 4.02(h) below, or except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its IP Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)                                  In the event that any Grantor becomes aware that any item of the IP Collateral material to the business of the Grantors, taken as a whole, is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor reasonably deems appropriate under the circumstances to protect or enforce such IP Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d)                                 Each Grantor shall use proper statutory notice as commercially practical in connection with its use of each item of its IP Collateral that is material to the business of the Grantors, taken as a whole.  Except to the extent permitted by Section 4.02(h) below, or except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its IP Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e)                                  Except to the extent permitted by Section 4.02(h) below, or except for exceptions to the following that could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its IP Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps reasonably requested by the Collateral Agent to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(f)                                   Each Grantor agrees that, should it obtain an ownership or other interest in any IP Collateral after the Effective Date (the “After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the IP Collateral subject to the terms and conditions of this Agreement with respect thereto.

(g)                                  At the time of delivery of financial statements as required by Section 7.1(a) or 7.1(b) of the Credit Agreement, each Grantor shall sign and deliver to the Collateral Agent an appropriate Security Agreement Supplement and related Intellectual Property Security Agreement with respect to applications for registration or registrations of IP Collateral owned or exclusively licensed by it as of the last day of the applicable Fiscal Quarter, to the extent that such IP Collateral is not covered by any previous Security Agreement Supplement (and Intellectual Property Security Agreement) so signed and delivered by it.  In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary recordations (subject to the terms of the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement) with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate.

(h)                                 Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement (including Section 3.02), nothing in this Agreement shall prevent any Grantor from abandoning or discontinuing the use or maintenance of any or its IP Collateral, or from failing to take action to enforce license agreements or pursue actions against infringers, if such Grantor determines in its reasonable business judgment that such abandonment, discontinuance, or failure to take action is desirable in the conduct of its business.

ARTICLE V

[Reserved]

ARTICLE VI

Remedies

Section 6.01                             Remedies Upon Default.  Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party under this Agreement, the UCC or other applicable Law, and, subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, also may, (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted (including pursuant to the terms of the applicable lease or any applicable Collateral Access Agreement), leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under Law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from any Approved Deposit Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 6.02 of this Agreement; (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate (acting at the direction, or with the consent, of the Requisite Lenders) and (vi) with respect to any IP Collateral, on receipt of written demand from the Collateral Agent, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such IP Collateral (provided that no such demand may be made unless an Event of Default has occurred and has continued for thirty (30) consecutive days) by the applicable Grantors to the Collateral Agent, the Collateral Agent being free to sell, transfer, offer for sale, otherwise dispose of such IP Collateral, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such IP Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (acting at the direction, or with the consent, of the Requisite Lenders), provided, however, that such terms shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the IP Collateral (if any) at issue, such as, without limitation, notice, quality control and inurement provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software, and confidentiality protections for trade secrets.  The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale.

Each Grantor acknowledges and recognizes that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77, (as amended and in effect, the “Securities Act”) or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.  To the maximum extent permitted by Law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors not less than ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale.  The Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors.  Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (acting at the direction, or with the consent, of the Requisite Lenders, in their sole and absolute discretion) determine.  The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.  Any sale pursuant to the provisions of this Section 6.01 shall be deemed, to the extent permitted by applicable Law, to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Borrower by the Collateral Agent of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of, subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 8.5 of the Credit Agreement or to pay any premium then due in whole or in part relating thereto.  All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, in each case to the extent payable pursuant to the Credit Agreement), shall be payable, within twenty (20) Business Days following receipt by the Grantor from the Collateral Agent of written demand therefor, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.  All powers, authorizations and agencies contained in this paragraph are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.

Section 6.02                             Application of Proceeds.  Subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 10.3 of the Credit Agreement.  Subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement and compliance with applicable Law, the Collateral Agent (acting at the direction, or with the consent, of the Requisite Lenders in their absolute discretion) as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.  It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

ARTICLE VII

Indemnity, Subrogation and Subordination

Upon payment by any Grantor of any Secured Obligations, all rights of such Grantor against the Borrower or any other Grantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the Discharge of Secured Obligations.  If any amount shall be paid to the Borrower or any other Grantor in contravention of the foregoing subordination on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan

Documents.  Subject to the foregoing, including without limitation, the Discharge of Secured Obligations, to the extent that any Grantor (other than the Borrower) shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Secured Obligations (an “Accommodation Payment”), then the Grantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Grantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Grantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Grantors.  As of any date of determination, the “Allocable Amount” of each Grantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Grantor hereunder and under the Credit Agreement without (a) rendering such Grantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Grantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Grantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE VIII

Miscellaneous

Section 8.01                             Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.8 of the Credit Agreement.  Except as otherwise expressly provided herein, all communications and notices hereunder to a Grantor other than the Borrower shall be given in care of the Borrower.  All communications and notices hereunder to any Lender (other than the Collateral Agent) shall be given in care of the Collateral Agent for further distribution to the other relevant Lenders.

Section 8.02                             Waivers; Amendment.

(a)                                 No failure or delay by the Collateral Agent in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of any Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time.

(b)                                 Subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 12.1 of the Credit Agreement.

Section 8.03                             Collateral Agent’s Fees and Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay or reimburse the Collateral Agent for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, documentation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of this Agreement and the transactions contemplated hereby, including (A) all Attorney Costs of Duane Morris LLP and, if reasonably necessary, a single firm of local counsel in each relevant jurisdiction material to the interests of the Lenders taken as a whole (which may include a single special counsel acting in multiple jurisdictions), and (B) reasonable, documented and invoiced out-of-pocket fees and expenses incurred in connection with field examinations and inventory appraisals (including desktop appraisals), and to pay or reimburse the Collateral Agent for all reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement (including all such reasonable, documented and invoiced out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of a single firm of counsel to the Administrative Agent and all Attorney Costs of a single firm of counsel to the Lenders taken as a whole (and, if reasonably necessary, a single firm of local counsel in any relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions).  The agreements in this Section 8.03(a) shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  All amounts due under this Section 8.03(a) shall be paid promptly following receipt by a Grantor of an invoice relating thereto setting forth such expenses in reasonable detail.

(b)                                 Without limitation of its indemnification obligations under the other Loan Documents, each Grantor agrees to jointly and severally indemnify and hold harmless the Collateral Agent and the other Indemnitees (as defined in Section 12.4 of the Credit Agreement) from and against any and all liabilities, losses, damages, claims, and reasonable, documented and invoiced out-of-pocket fees and expenses (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of Attorney Costs, to the reasonable, documented and invoiced out-of-pocket fees, disbursements and other charges of a single firm of counsel to all Indemnitees taken as a whole and, if necessary, a single firm of local counsel for all Indemnitees taken as a whole in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions), and solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower and thereafter retains its own counsel, one additional firm of counsel for each group of affected Indemnitees similarly situated taken as a whole) (i) the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated thereby, (ii) the ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of Collateral, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Grantor or any Subsidiary, or any Environmental Liabilities arising out of the activities or operations of any Grantor or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims, costs, expenses or disbursements resulted from (A) the gross negligence, bad faith, intentional fraud or willful misconduct of such Indemnitee or of any Related Indemnified Person, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) are relating to disputes amongst Indemnitees other than (x) any claim against an Indemnitee or its Related Parties in its capacity or in fulfilling its role as Administrative Agent or Collateral Agent and (y) any claim arising out of any act or omission of a Grantor or any of its Affiliates.  To the extent that the undertakings to indemnify and hold harmless set forth in this Section 8.03 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, such Grantor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Grantor have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or arising out of its activities in connection herewith (whether before or after the Effective Date) (other than, in the case of any Grantor, in respect of any such damages incurred or paid by an Indemnitee to a third party).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 8.03 shall be paid within twenty (20) Business Days after written demand therefor from the Collateral Agent or the Indemnitee entitled thereto.  The agreements in this Section 8.03 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations, and the termination of this Agreement.  This Section 8.03 shall not apply to Taxes, or amounts excluded from the definition of Taxes pursuant to clauses (i) through (viii) of the first sentence of Section 3.1(a) of the Credit Agreement, that are imposed with respect to payments to or for account of any Agent or any Lender under any Loan Document, which shall be governed by Section 3.1 of the Credit Agreement.  This Section 8.03 also shall not apply to Other Taxes or to taxes covered by Section 3.4 of the Credit Agreement.

(c)                                  Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Collateral Documents.  The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Administrative Agent or Collateral Agent or any investigation made by or on behalf of the Collateral Agent or any other Secured Party.  All amounts due under this Section 8.03 shall be payable within twenty (20) Business Days after written demand therefor.

Section 8.04                             Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.  Except as provided in Section 12.2 of the Credit Agreement, (i) no Grantor may assign any of its rights or obligations hereunder without the written consent of the Collateral Agent, except pursuant to a transaction permitted under Section 9.4 of the Credit Agreement, and (ii) the Collateral Agent may not assign any of its rights and obligations except in accordance with Section 11.6 of the Credit Agreement.  Any purported assignment in breach of this Section 8.04 shall be of no force and effect.

Section 8.05                             Survival of Agreement.  Without limitation of any provision of the Credit Agreement or Section 8.03 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until this Agreement is terminated as provided in Section 8.13 hereof, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof or the terms of the Credit Agreement.

Section 8.06                             Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Delivery by telecopier or by electronic .pdf copy of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by each Effective Date Grantor (and, with respect to each Person that becomes a Grantor hereunder following the Effective Date, on the date of delivery of a Security Agreement Supplement by such Grantor) and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, subject to Section 8.04 hereof.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 8.07                             Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.08                             GOVERNING LAW, ETC.

(a)                                 THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 THE GRANTORS AND THE COLLATERAL AGENT EACH IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  EACH PARTY HERETO AGREES THAT THE COLLATERAL AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS AGREEMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c)                                  THE GRANTORS AND THE COLLATERAL AGENT EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 8.09                             WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.10                             Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.11                             Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 8.12, but without prejudice to reinstatement rights under Section 2.04 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 8.12                             Termination or Release.

(a)                                 This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations upon a Discharge of Secured Obligations.

(b)                                 The Security Interest in any Collateral shall be automatically released in the circumstances set forth in Section 11.11(a) of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Sections 11.11(b) or (d) of the Credit Agreement.

(c)                                  In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all termination statements, instruments and other documents as shall be necessary or that such Grantor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 8.12 shall be without recourse to or warranty by the Collateral Agent.

(d)                                 The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Section 8.12.

Section 8.13                             Additional Restricted Subsidiaries.  Pursuant to Section 8.11 of the Credit Agreement, upon the formation or acquisition of any new Wholly-Owned Subsidiary that is a Material Domestic Subsidiary (in each case, other than an Excluded Subsidiary, but including any Subsidiary that ceases to constitute an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 8.3 of the Credit Agreement, of any existing Wholly-Owned Subsidiary that is a Material Domestic Subsidiary as a Restricted Subsidiary or any Subsidiary becoming a Wholly-Owned Subsidiary that is a Material Domestic Subsidiary, or with respect to any Subsidiary at the time it becomes a Loan Party, such Subsidiary is required to enter in this Agreement as a Grantor.  Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.14                             Collateral Agent Appointed Attorney-in-Fact.

(a)                                 Each Grantor hereby appoints the Collateral Agent the true and lawful attorney-in-fact of such Grantor solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest and is irrevocable until this Agreement is terminated and the security interests created hereby are released.  Without limiting the generality of the foregoing, the Collateral Agent shall have the right, subject to the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing, in which case no such notice shall be required) delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (i) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (ii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (iii) to send verifications of Accounts to any Account Debtor; (iv) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (v) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (vi) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent and adjust, settle or compromise the amount of payment of any Account or related contracts; (vii) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment with respect to the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(b)                                 All acts in accordance with this Section 8.14 and the other provisions of this Agreement of said attorney or designee are hereby ratified and approved by the Grantors.  The powers conferred on the Collateral Agent, for the benefit of the Secured Parties, under this Section 8.14 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

Section 8.15                             General Authority of the Collateral Agent.  By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents.

Section 8.16                             Collateral Agent’s Duties.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 8.17                             Recourse; Limited Obligations.  This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith, with respect to the Secured Obligations of each applicable Secured Party.  It is the desire and intent of each Grantor and each applicable Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

Section 8.18                             Mortgages.  In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of fixtures and real property leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.

Section 8.19                             Intercreditor Agreement and First Lien/Second Lien Intercreditor Agreement.

(a)                                 Notwithstanding anything herein to the contrary, the Liens granted to the Collateral Agent under this Agreement and the exercise of the rights and remedies of the Collateral Agent hereunder and under any other Collateral Document are subject to the provisions of the Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement and this Agreement or any other Collateral Document, the terms of the Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement, as applicable, shall govern and control.  Notwithstanding anything to the contrary herein, the Collateral Agent acknowledges and agrees that no Grantor shall be required to take or refrain from taking any action at the request of the Collateral Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement.

(b)                                 Subject to the foregoing, (i) to the extent the provisions of this Agreement (or any other Collateral Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of ABL Obligations, then delivery of such ABL Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be granted to the ABL Agent, to be held in accordance with the ABL Facility Documentation and subject to the Intercreditor Agreement, (ii) to the extent the provisions of this Agreement (or any other Collateral Documents) require delivery of, or control over, Term Priority Collateral to be granted to the Collateral Agent at any time prior to the Discharge of First Lien Obligations, then delivery of such Term Priority Collateral (or control with respect thereto, (and any related approval or consent rights)) shall instead be granted to the First Lien Agent, to be held in accordance with the First Lien Documentation and the Loan Documents and subject to the First Lien/Second Lien Intercreditor Agreement, and (iii) in the case of any provision of this Agreement (or any other Loan Documents) requiring Grantors to name the Collateral Agent as an additional insured or a loss payee under any insurance policy or a beneficiary of any letter of credit, such requirement shall have been complied with if any such insurance policy or letter of credit also names the ABL Agent as an additional insured, loss payee or beneficiary, as the case may be, in each case pursuant and subject to the terms of the Intercreditor Agreement.

(c)                                  Furthermore, (i) at all times prior to the Discharge of ABL Obligations the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Agent and (ii) at all times prior to the Discharge of First Lien Obligations the Collateral Agent is authorized by the parties hereto to effect transfers of Term Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to Term Priority Collateral) to the First Lien Agent.

(d)                                 Notwithstanding anything to the contrary herein but subject to the Intercreditor Agreement, in the event the ABL Facility Documentation provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the ABL Facility Documentation and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

(e)                                  Notwithstanding anything to the contrary herein but subject to the First Lien/Second Lien Intercreditor Agreement, in the event the  First Lien Documentation provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in the First Lien Documentation and (iii) take all other steps reasonably requested by the Collateral Agent in connection with the foregoing.

(f)                                   Except as otherwise provided in this Section 8.19, in the Intercreditor Agreement, nothing contained in the Intercreditor Agreement, shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect in accordance with its terms.  Except as otherwise provided in this Section 8.19, in the First Lien/Second Lien Intercreditor Agreement, nothing contained in the First Lien/Second Lien Intercreditor Agreement, shall be deemed to modify any of the provisions of this Agreement, which, as among the Grantors and the Collateral Agent shall remain in full force and effect in accordance with its terms.

(g)                                  In the event of any conflict or inconsistency between any provisions of this Agreement and the provisions of the Credit Agreement, the provisions of the Credit Agreement shall control.

Section 8.20                             Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Agents and each Lender and each of its Affiliates is hereby authorized at any time and from time to time, and in the case of the Lenders after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Agent or Lender or any such Affiliate to or for the credit or the account of any Grantor against any and all of the obligations of the Grantor now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Agent or Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Agent or Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Agent and Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Agent and Lender or its Affiliates may have.  Each Agent and Lender agrees to notify the Borrower and, in the case of Lenders and the Administrative Agent, the Collateral Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

99 CENTS ONLY STORES LLC, as a Grantor

By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

NUMBER HOLDINGS, INC., as a Grantor

By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

99 CENTS ONLY STORES TEXAS, INC., as a Grantor

By:	/s/ Felicia Thornton
Name: Felicia Thornton
Title: Chief Financial Officer

99 Cents Only –Signature Page to Term Loan Second Lien Security Agreement

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Vice President

99 Cents Only –Signature Page to Term Loan Second Lien Security Agreement